Exhibit 99.1

Farmland Partners Inc. Reports First Quarter 2021 Results

DENVER, May 13, 2021 /PRNewswire/ -- Farmland Partners Inc. (NYSE: FPI) (“FPI” or the "Company") today reported financial results for the quarter ended March 31, 2021.

Selected Q1 2021 Highlights

•	During the quarter ended March 31, 2021, the Company:
•	recorded net income of $2.5 million, $5.0 million excluding litigation-related legal expenses[1];
•	recorded AFFO of -$1.6 million, $0.9 million excluding litigation-related legal expenses;
•	completed two acquisitions, for total consideration of $2.9 million;
•	completed 14 dispositions, for total consideration of $28.5 million, total gain on sale of $3.4 million;
•	reduced debt by $20 million;
•	bought back 8,291 shares of Series B preferred stock at a weighted average price of $25.82 for an aggregate purchase price of $0.2 million; and
•	grew the off-balance sheet asset management business to ten properties and $21.5 million of AUM.

CEO Comments

Paul A. Pittman, Chairman and CEO said: “The demand-driven bull market and farm productivity gains are generating a strong profit outlook for farmers, which, in turn, are generating positive momentum in land values and lease renewal rates. Q1 2021 was a strong quarter for Farmland Partners, other than for legal expenses related to the on-going Rota Fortunae litigation. Specialty crop performance is on track to equal or exceed 2020, but it is still early in the season.”

Macro Comments

•	Commodity Demand: Soy exports for the 2020/2021 marketing year are forecasted to be the largest ever, with the first six months (August to February) showing an increase of 78% over the prior year. Soybean inventory reached its lowest level since March 2016. Corn exports increased 77% for the first six months of the 2020/2021 marketing year (August to February). Ethanol was down 6% over the same period, but gasoline production is expected to increase relative to prior year as gasoline consumption recovers from COVID-19 related travel restrictions.

1 Legal and accounting expense for the three months ended March 31, 2021 included $2.5 million of legal expenses related to the Rota Fortunae litigation.

Financial Results

•	For the three months ended March 31, 2021, the Company recorded net income of $2.5 million ($5.0 million excluding litigation-related legal expenses), as compared to net income of $0.4 million for the same period during 2020.
•	For the three months ended March 31, 2021, the Company recorded basic net loss to common stockholders of $0.02 per share (basic net income to common stockholders of $0.07 per share excluding litigation-related legal expenses), as compared to basic net loss to common stockholders of $0.09 per share for the same period during 2020.
•	For the three months ended March 31, 2021, the Company recorded Adjusted Funds from Operations ("AFFO") of -$1.6 million ($0.9 million excluding litigation-related legal expenses), as compared to AFFO of -$0.4 million for the same period during 2020.
•	For the three months ended March 31, 2021, the Company recorded AFFO per fully diluted share of -$0.05 ($0.03 excluding litigation-related legal expenses), as compared to AFFO per fully diluted share of -$0.01 for the same period during 2020.
•	For the three months ended March 31, 2021, the Company recorded Adjusted Earnings Before Interest Taxes Depreciation and Amortization for real estate ("Adjusted EBITDAre") of $5.3 million ($7.8 million excluding litigation-related legal expenses), as compared to $7.4 million for the same period during 2020.
•	See "Non-GAAP Financial Measures" for complete definitions of AFFO and Adjusted EBITDAre and the financial tables accompanying this press release for reconciliations of net income to AFFO and Adjusted EBITDAre.

Operating Results

•	For the three months ended March 31, 2021, the Company recorded total operating revenues of $11.6 million, as compared to $11.7 million for the same period during 2020.
•	For the three months ended March 31, 2021, the Company recorded total operating income of $3.1 million ($5.6 million excluding litigation-related legal expenses), as compared to total operating income of $5.3 million for the same period in 2020.
•	For the three months ended March 31, 2021, the Company recorded net operating income ("NOI") of $9.6 million, as compared to NOI of $9.8 million for the same period in 2020.
•	See "Non-GAAP Financial Measures" for a complete definition of NOI and the financial tables included in this press release for reconciliations of net income to NOI.

Acquisition and Disposition Activity

•	During the quarter ended March 31, 2021, the Company completed two acquisitions for total consideration of $2.9 million.
•	During the quarter ended March 31, 2021, the company the Company completed disposal of 14 properties for total consideration of $28.5 million and total gain on sale was $3.4 million.

Balance Sheet

•	During the quarter ended March 31, 2021, the Company did not repurchase any shares of common stock.
•	During the quarter ended March 31, 2021, the Company repurchased 8,291 shares of Series B preferred stock at a weighted average price of $25.82 for an aggregate purchase price of $0.2 million.
•	As of March 31, 2021, and the date of this press release, the Company had 32,319,978 shares of common stock outstanding on a fully diluted basis.
•	The Company had total debt outstanding of $488.2 million at March 31, 2021, compared to total debt outstanding of $508.2 million at December 31, 2020.

Dividend Declarations

•	The Company’s Board of Directors declared a quarterly cash dividend of $0.05 per share of common stock and per Class A Common OP unit. The dividends are payable on July 15, 2021, to stockholders and common unit holders of record on July 1, 2021.
•	The Company’s Board of Directors declared a quarterly cash dividend of $0.3750 per share of Series B Participating Preferred Stock. The dividends are payable on June 30, 2021 to holders of Series B Participating Preferred Stock of record on June 15, 2021.

Conference Call Information

The Company has scheduled a conference call on May 13, 2021 at 11:00 a.m. (Eastern Time) to discuss the financial results and provide a company update. The call can be accessed live over the phone toll-free by dialing 1-866-262-6804 (U.S.), or 1-855-669-9657 (Canada), or 1-412-902-4107 (International). Participants can reference the Farmland Partners Inc. First Quarter 2021 Earnings Conference Call. The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company's website, www.farmlandpartners.com. A replay of the conference call will be available beginning shortly after the end of the event until May 27, 2021 at 11:59 p.m. (Eastern Time), by dialing 1-877-344-7529 (U.S.), or 1-855-669-9658 (Canada), or 1-412-317-0088 (International); passcode: 10155371 . A replay of the webcast will also be accessible on the Investor Relations section of the Company's website for a limited time following the event.

A supplemental information package accompanying this release will be made available on the Investor Relations section of the Company’s website.

About Farmland Partners Inc.

Farmland Partners Inc. is an internally managed real estate company that owns and seeks to acquire high-quality North American farmland and makes loans to farmers secured by farm real estate. As of the date of this release, the Company owns approximately 149,000 acres in 16 states, including Alabama, Arkansas, California, Colorado, Florida, Georgia, Illinois, Kansas, Louisiana, Michigan, Mississippi, Nebraska, North Carolina, South Carolina, South Dakota and Virginia. We have approximately 26 crop types and over 100 tenants. The Company elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2014. Additional information: www.farmlandpartners.com or (720) 452-3100.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements with respect to our outlook, proposed and pending acquisitions and dispositions, the potential impact of trade disputes and recent extreme weather events on the Company’s results, financing activities, crop yields and prices and anticipated rental rates. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company’s common stock or Series B participating preferred stock, changes in the Company’s business strategy, availability, terms and deployment of capital, the Company’s ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, availability of qualified personnel, changes in the Company’s industry, interest rates or the general economy, adverse developments related to crop yields or crop prices, the degree and nature of the Company’s competition, the timing, price or amount of repurchases, if any, under the Company's share repurchase program, the ability to consummate acquisitions or dispositions under contract and the other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the Company’s other filings with the Securities and Exchange Commission. Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Farmland Partners Inc.

Consolidated Balance Sheets

As of March 31, 2021 (unaudited) and December 31, 2020 (audited)

(in thousands except par value and share data)

	March 31,	December 31,
	2021	2020
ASSETS
Land, at cost	$903,728	$924,952
Grain facilities	11,283	12,091
Groundwater	10,214	10,214
Irrigation improvements	52,077	53,887
Drainage improvements	12,606	12,805
Permanent plantings	53,519	54,374
Other	6,930	8,167
Construction in progress	9,893	9,284
Real estate, at cost	1,060,250	1,085,774
Less accumulated depreciation	(33,366)	(32,654)
Total real estate, net	1,026,884	1,053,120
Deposits	52	—
Cash	36,070	27,217
Assets held for sale	541	—
Notes and interest receivable, net	2,416	2,348
Convertible notes receivable	2,417	—
Right of use asset	58	93
Deferred financing fees, net	66	87
Accounts receivable, net	3,071	4,120
Inventory	1,104	1,117
Prepaid and other assets	2,530	2,889
TOTAL ASSETS	$1,075,209	$1,090,991

LIABILITIES AND EQUITY
LIABILITIES
Mortgage notes and bonds payable, net	$486,704	$506,625
Lease liability	58	93
Dividends payable	1,616	1,612
Derivative liability	1,581	2,899
Accrued interest	3,249	3,446
Accrued property taxes	2,285	1,817
Deferred revenue	7,705	37
Accrued expenses	9,117	8,272
Total liabilities	512,315	524,801

Commitments and contingencies (See Note 8)

Series B Participating Preferred Stock, $0.01 par value, 6,037,500 shares authorized; 5,823,579 shares issued and outstanding at March 31, 2021, and 5,831,870 at December 31, 2020	139,552	139,766
Redeemable non-controlling interest in operating partnership, Series A preferred units	117,878	120,510

EQUITY
Common stock, $0.01 par value, 500,000,000 shares authorized; 30,839,891 shares issued and outstanding at March 31, 2021, and 30,571,271 shares issued and outstanding at December 31, 2020	298	297
Additional paid in capital	347,856	345,870
Retained earnings	332	1,037
Cumulative dividends	(56,291)	(54,751)
Other comprehensive income	(879)	(2,380)
Non-controlling interests in operating partnership	14,148	15,841
Total equity	305,464	305,914

TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS IN OPERATING PARTNERSHIP AND EQUITY	$1,075,209	$1,090,991

Farmland Partners Inc.

Consolidated Statements of Operations

For the three months Ended March 31, 2021 and 2020

(unaudited, in thousands except par value and share data)

	For the Three Months Ended
	March 31,
	2021	2020
OPERATING REVENUES:
Rental income	$10,259	$10,073
Tenant reimbursements	938	861
Crop sales	216	335
Other revenue	162	381
Total operating revenues	11,575	11,650

OPERATING EXPENSES
Depreciation, depletion and amortization	1,935	2,000
Property operating expenses	1,931	1,861
Cost of goods sold	250	566
Acquisition and due diligence costs	—	—
General and administrative expenses	1,617	1,451
Legal and accounting	2,742	482
Other operating expenses	2	1
Total operating expenses	8,477	6,361
OPERATING INCOME	3,098	5,289

OTHER (INCOME) EXPENSE:
Other (income) expense	(43)	121
Loss (gain) on disposition of assets	(3,392)	86
Interest expense	4,056	4,663
Total other expense	621	4,870

Net income before income tax expense	2,477	419

Income tax expense	—	—

NET INCOME (LOSS)	2,477	419

Net (income) loss attributable to non-controlling interests in operating partnership	(117)	(25)

Net income (loss) attributable to the Company	2,360	394

Nonforfeitable distributions allocated to unvested restricted shares	(14)	(16)
Distributions on Series A Preferred Units and Series B Preferred Stock	(3,064)	(3,115)

Net loss available to common stockholders of Farmland Partners Inc.	$(718)	$(2,737)

Basic and diluted per common share data:
Basic net (loss) available to common stockholders	$(0.02)	$(0.09)
Diluted net (loss) available to common stockholders	$(0.02)	$(0.09)
Basic weighted average common shares outstanding	30,418	29,545
Diluted weighted average common shares outstanding	30,418	29,545
Dividends declared per common share	$0.05	$0.05

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

For the three months Ended March 31, 2021 and 2020

(unaudited, in thousands except par value and share data)

	For the three months ended March 31,
(in thousands except per share amounts)	2021	2020
Net income (loss)	$2,477	$419
(Gain) loss on disposition of assets	(3,392)	86
Depreciation, depletion and amortization	1,935	2,000
FFO	1,020	2,505

Stock based compensation	251	242
Deferred impact of interest rate swap terminations	184	—
Real estate related acquisition and due diligence costs	—	—
Distributions on Preferred units	(3,064)	(3,115)
AFFO	$(1,609)	$(368)

AFFO per diluted weighted average share data:

AFFO weighted average common shares	32,320	31,767

Net loss per share available to common stockholders	$(0.02)	$(0.09)
Income available to redeemable non-controlling interest and non-controlling interest in operating partnership	0.10	0.10
Depreciation and depletion	0.06	0.06
Stock based compensation	0.01	0.01
(Gain) loss on disposition of assets	(0.10)	—
Distributions on Preferred units	(0.09)	(0.10)
AFFO per diluted weighted average share	$(0.05)	$(0.01)

	For the three months ended
	March 31,
(in thousands)	2021	2020
Net Income (loss)	$2,477	$419
Interest expense	4,056	4,663
Income tax expense	—	—
Depreciation, depletion and amortization	1,935	2,000
(Gain) loss on disposition of assets	(3,392)	86
EBITDAre	$5,076	$7,168

Stock based compensation	251	242
Real estate related acquisition and due diligence costs	—	—
Adjusted EBITDAre	$5,327	$7,410

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

For the three months Ended March 31, 2021 and 2020

(unaudited, in thousands except par value and share data)

	For the Three Months Ended
	March 31,
	2021	2020
OPERATING REVENUES:
Rental income	$10,259	$10,073
Tenant reimbursements	938	861
Crop sales	216	335
Other revenue	162	381
Total operating revenues	$11,575	$11,650

Property operating expenses	1,931	1,861
NOI	$9,644	$9,789

Depreciation, depletion and amortization	1,935	2,000
Cost of goods sold	250	566
General and administrative expenses	1,617	1,451
Legal and accounting	2,742	482
Other operating (income)/expenses	2	1
Other income	(43)	121
Loss (gain) on disposition of assets	(3,392)	86
Interest expense	4,056	4,663
Net Income	$2,477	$419

Non-GAAP Financial Measures

The Company considers the following non-GAAP measures as useful to investors as key supplemental measures of its performance: FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

FFO

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation, depletion and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. Management presents FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from sales of depreciable operating properties, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO.

AFFO

The Company calculates AFFO by adjusting FFO to exclude the income and expenses that the Company believes are not reflective of the sustainability of the Company’s ongoing operating performance, including, but not limited to, real estate related acquisition and due diligence costs and stock-based compensation.

Changes in GAAP accounting and reporting rules that were put in effect after the establishment of NAREIT’s definition of FFO in 1999 result in the inclusion of a number of items in FFO that do not correlate with the sustainability of the Company’s operating performance. Therefore, in addition to FFO, the Company presents AFFO and AFFO per share, fully diluted, both of which are non-GAAP measures. Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company’s operational performance than FFO. AFFO is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of the Company’s operating performance. Even AFFO, however, does not properly capture the timing of cash receipts, especially in connection with full-year rent payments under lease agreements entered into in connection with newly acquired farms. Management considers AFFO per share, fully diluted to be a supplemental metric to GAAP earnings per share. AFFO per share, fully diluted provides additional insight into how the Company’s operating performance could be allocated to potential shares outstanding at a specific point in time. Management believes that AFFO is a widely recognized measure of the operations of REITs and presenting AFFO will enable investors to assess the Company’s performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and AFFO per share, fully diluted and, accordingly, the Company’s AFFO and AFFO per share, fully diluted may not always be comparable to AFFO and AFFO per share amounts calculated by other REITs. AFFO and AFFO per share, fully diluted should not be considered as an alternative to net income (loss) or earnings per share (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to net income (loss) earnings per share (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

EBITDAre and Adjusted EBITDAre

The Company calculates Earnings Before Interest Taxes Depreciation and Amortization for real estate (“EBITDAre”) in accordance with the standards established by NAREIT in its September 2017 White Paper. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates. EBITDAre is a key financial measure used to evaluate the Company’s operating performance but should not be construed as an alternative to operating income, cash flows from operating activities or net income, in each case as determined in accordance with GAAP. The Company believes that EBITDAre is a useful performance measure commonly reported and will be widely used by analysts and investors in the Company’s industry. However, while EBITDAre is a performance measure widely used across the Company’s industry, the Company does not believe that it correctly captures the Company’s business operating performance because it includes non-cash expenses and recurring adjustments that are necessary to better understand the Company’s business operating performance. Therefore, in addition to EBITDAre, management uses Adjusted EBITDAre, a non-GAAP measure.

The Company calculates Adjusted EBITDAre by adjusting EBITDAre for certain items such as stock-based compensation and real estate related acquisition and due diligence costs that the Company considers necessary to understand its operating performance. The Company believes that Adjusted EBITDAre provides useful supplemental information to investors regarding the Company’s ongoing operating performance that, when considered with net income and EBITDAre, is beneficial to an investor’s understanding of the Company’s operating performance. However, EBITDAre and Adjusted EBITDAre have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

In prior periods, the Company has presented EBITDA and Adjusted EBITDA. In accordance with NAREIT’s recommendation, beginning with the Company’s reported results for the three months ended March 31, 2018, the Company is reporting EBITDAre and Adjusted EBITDAre in place of EBITDA and Adjusted EBITDA.

Net Operating Income (NOI)

The Company calculates net operating income (NOI) as total operating revenues (rental income, tenant reimbursements, crop sales and other revenue) less property operating expenses (direct property expenses and real estate taxes). Since net operating income excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other income and losses and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and leasing farmland real estate, providing a perspective not immediately apparent from net income. However, net operating income should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other income and losses.